The Chefs’ Warehouse, Inc. Increases Full Year 2022 Guidance

 RIDGEFIELD, Conn., June 22, 2022 (GLOBE NEWSWIRE) – The Chefs’ Warehouse, Inc. (NASDAQ:CHEF) (the “Company”), a premier distributor of specialty food products in North America, today announced that based on current trends in the business and the outlook for the remainder of 2022, the Company is raising full year 2022 guidance as follows:

•	Net sales to be in the range of $2.325 billion to $2.425 billion, compared to a range of $2.13 billion to $2.23 billion previously
•	Gross profit to be in the range of $542.0 million to $565.0 million, compared to a range of $500.0 million to $524.0 million previously
•	Adjusted EBITDA to be in the range of $130.0 million to $140.0 million, compared to a range of $103.0 million to $112.0 million previously

“Strength in customer demand along with our team’s ability to merchandise the world’s finest ingredients with just in time service continues to drive solid financial performance, despite a challenging supply chain and food inflationary environment,” said Christopher Pappas, Chairman and Chief Executive Officer of the Company. “We look forward to leveraging the investments we are making in talent, capacity expansion, technology and operational process improvements to continue driving growth and increased efficiencies.”

Forward-Looking Statements

Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. Words such as “estimates”, “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from reported results. The Company may, from time-to-time, update these publicly announced projections, but it is not obligated to do so. The risks and uncertainties which could impact these statements include, but are not limited to the following: our sensitivity to general economic conditions, including disposable income levels and changes in consumer discretionary spending; our ability to expand our operations in our existing markets and to penetrate new markets through acquisitions; we may not achieve the benefits expected from our acquisitions, which could adversely impact our business and operating results; we may have difficulty managing and facilitating our future growth; conditions beyond our control could materially affect the cost and/or availability of our specialty food products or center-of-the-plate products and/or interrupt our distribution network; our distribution of center-of-the-plate products, like meat, poultry and seafood, involves exposure to price volatility experienced by those products; our business is a low-margin business and our profit margins may be sensitive to inflationary and deflationary pressures; because our foodservice distribution operations are concentrated in certain culinary markets, we are susceptible to economic and other developments, including adverse weather conditions, in these areas; fuel cost volatility may have a material adverse effect on our business, financial condition or results of operations; our ability to raise capital in the future may be limited; we may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all; interest charged on our outstanding debt may be adversely affected by changes in the method of determining London Interbank Offered Rate (LIBOR), or the replacement of LIBOR with an alternative rate; our business operations and future development could be significantly disrupted if we lose key members of our management team; and significant public health epidemics or pandemics, including COVID-19, may adversely affect our business, results of operations and financial condition. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 22, 2022 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information unless required by applicable laws.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolateries, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 50,000 products to more than 35,000 customer locations throughout the United States and Canada.

Contact:

Investor Relations

Jim Leddy, CFO, (718) 684-8415